GUARANTY AGREEMENT
This Guaranty dated as of January 29, 2016 (the “Guaranty”), is made by PBF Logistics LP, a Delaware limited partnership (“Guarantor”), in favor of Plains Products Terminals LLC, a Delaware limited liability company (“Beneficiary”).
INTRODUCTION
This Guaranty is given in connection with the Asset Purchase Agreement dated as of January 29, 2016 (the “Purchase Agreement”), between the Beneficiary and PBF Logistics Products Terminals LLC (the “Buyer”). The Purchase Agreement requires the Guarantor to execute and deliver this Guaranty to Buyer concurrently with the execution of the Purchase Agreement. The Guarantor believes that it will obtain substantial direct and indirect benefit from the rights and benefits obtained by Buyer under the Purchase Agreement. Therefore, to induce the Beneficiary to enter into the Purchase Agreement, the Guarantor hereby agrees as follows:
AGREEMENT

Section 1.	Guaranty.

1.1     The Guarantor irrevocably guarantees to the Beneficiary the full performance and payment of Buyer’s obligations under the Purchase Agreement, including the indemnification obligations under Article X of the Purchase Agreement subject to the limitations and conditions set forth therein, including, without limitation, the limits set forth in Section 10.3 thereof, and the time limitations from the date of this Guaranty set forth in 10.5 of the Purchase Agreement (collectively, the “Guaranteed Obligations”); provided, however, such time limitations shall be extended indefinitely with respect to any individual obligation as to which Beneficiary has initiated the dispute resolution procedures of Section 12.20 or any other dispute resolution provision of the Purchase Agreement against Buyer and has given written notice to Guarantor within such time limitations in order to enforce the Guaranteed Obligations pertaining to only the individual obligation(s) for which notice was given until such time as such dispute resolution procedures are concluded.

This Guaranty is solely and exclusively for the benefit of the Beneficiary and may not under any circumstances be enforced for the benefit of any third party which is not an assignee of the Beneficiary.

Section 2.	Guaranty Absolute.

2.1     This Guaranty shall be deemed accepted upon receipt by Beneficiary. The Guarantor’s obligations under this Guaranty are effective immediately, are continuing, and cover all Guaranteed Obligations arising prior to and after the date hereof. This Guaranty may not be revoked by the Guarantor and shall continue to be effective with respect to Guaranteed Obligations arising or created after any attempted revocation by the Guarantor.

2.2     The Guarantor guarantees that the Guaranteed Obligations will be performed or paid strictly, regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Beneficiary with respect thereto. The Guarantor agrees that the Guarantor’s obligations under this Guaranty shall not be released, diminished, or impaired by, and waives any rights which the Guarantor might otherwise have which relate to:

(a)Any amendment, modification, increase, reduction, extension, or rearrangement of the Guaranteed Obligations, any amendment, supplement, or other modification of the Purchase Agreement, any waiver or consent granted thereunder, including waivers of the payment and performance of the Guaranteed Obligations, or any sale, assignment, delegation, or other transfer of the Guaranteed Obligations;

(b)Any grant of any security or support for the Guaranteed Obligations, including any pledge of collateral for the Guaranteed Obligations or any person guaranteeing or otherwise becoming liable for the payment or performance of the Guaranteed Obligations;

(c)Any impairment of any security or support for the Guaranteed Obligations, including any full or partial release, exchange, subordination, or waste of any collateral for the Guaranteed Obligations or any full or partial release of Buyer, any guarantor, or any other person liable for the payment of the Guaranteed Obligations;

(d)Any change in the organization or structure of Buyer, any guarantor, or any other person liable for payment of the Guaranteed Obligations; or the insolvency, bankruptcy, liquidation, or dissolution of Buyer or any other person liable for the payment of the Guaranteed Obligations;

(e)The failure to give notice of the occurrence of any of the events or actions referred to in this Section 2.2, notice of any default or event of default, however denominated, notice of intent to demand, notice of demand, notice of presentment for payment, notice of nonpayment, notice of intent to protest, notice of protest, notice of grace, notice of dishonor, notice of bringing suit, notice of sale or foreclosure of any collateral for the Guaranteed Obligations, notice of the Beneficiary’s transfer of the Guaranteed Obligations, notice of the financial condition of or other circumstances regarding Buyer, or any other person liable for the Guaranteed Obligations, or any other notice of any kind relating to the Guaranteed Obligations; or

2.3     This Guaranty shall continue to be effective for the time periods set forth in Section 1.1 or until all Guaranteed Obligations have been irrevocably performed or paid in full, at which time this Guaranty shall immediately terminate. Guarantor reserves for itself all rights and defenses of Buyer not expressly waived herein.

Section 3.Unimpaired Collection.

3.1     There are no conditions precedent to the enforcement of this Guaranty. It shall not be necessary for the Beneficiary to exhaust the Beneficiary’s remedies against Buyer or any other person liable for the performance or payment of the Guaranteed Obligations in order to enforce performance or payment by the Guarantor under this Guaranty to enforce any support for the payment of the Guaranteed Obligations, or to enforce any other means of obtaining payment of the Guaranteed Obligations. The Beneficiary shall not be required to mitigate damages or take any other action to reduce, collect, or enforce the Guaranteed Obligations.

3.2     Until all Guaranteed Obligations have been irrevocably performed or paid in full (and therefore the payment thereof is no longer subject to being set aside or returned under the law), and to the extent of the Guaranteed Obligations, the Guarantor agrees not to take any action pursuant to any rights which it may acquire against Buyer, or any other person liable for the performance or payment of the Guaranteed Obligations under this Guaranty, including any right of subrogation (including any statutory rights of subrogation under Section 509 of the Bankruptcy Code, 11 U.S.C. §509), contribution, indemnification, reimbursement, exoneration, or any right to participate in any claims or remedy of the Beneficiary, with any necessary endorsement, to be applied to the Guaranteed Obligations. This Section 3 is not intended to be a permanent waiver of any right of the Guarantor. Notwithstanding anything else contained herein, nothing in this Section 3.2 shall impair or limit the Beneficiary’s rights to enforce this Guaranty against the Guarantor.

Section 4.Miscellaneous.

4.1     The Guarantor hereby warrants to the Beneficiary that the Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Buyer. The Beneficiary shall not have any duty or responsibility to provide the Guarantor with any credit or other information concerning the affairs, financial condition or business of the Buyer which may come into the Beneficiary’s possession.

4.2     No delay on the part of the Beneficiary in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Beneficiary of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon either party except as expressly set forth in a writing duly signed and delivered on behalf of both parties.

4.3    This Guaranty shall be governed by the laws of the State of New York. Each of Seller and Buyer (a) irrevocably submits to the exclusive jurisdiction of any New York state court or United States District Court sitting in the Borough of Manhattan, New York, New York, and (b) irrevocably waives any objection that it may now or hereafter have to the laying of venue in such forums and agrees not to plead or claim that any action in such forums would be inconvenient. If any provision in this Guaranty is held to be unenforceable, such provision shall be severed and the remaining provisions shall remain in full force and effect. If a due date for an amount payable is not specified in this Guaranty the due date shall be the date on which the Beneficiary demands payment therefor. The Beneficiary’s remedies under this Guaranty shall be cumulative of all other rights and remedies under applicable law or contracts, and no delay in enforcing this Guaranty shall act as a waiver of the Beneficiary’s rights hereunder. The provisions of this Guaranty may be waived or amended only in writing signed by the Guarantor and Beneficiary. This Guaranty shall bind and inure to the benefit of the Guarantor and the Beneficiary and their respective successors and assigns. The Guarantor may not assign its rights or delegate its duties under this Guaranty, except to a successor of Guarantor or to an entity that acquires all or substantially all of the assets of Guarantor that agrees to be bound by the terms hereof; provided that the Guarantor shall not be released from any of its duties or obligations hereunder as a result of such assignment.

4.4.    The Guarantor, in the person of the undersigned officer, represents and warrants to the Beneficiary that it is authorized to guaranty the Guaranteed Obligations, that it has all of the rights and powers necessary to do so, and that the individual signing below is authorized to bind the Guarantor to its obligations under this Guaranty. Provided, however, it is expressly understood that this Guaranty is without recourse of any kind against PBF Logistics GP LLC (acting hereunder in its capacity as the general partner of the Guarantor).
THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THIS GUARANTY.
[Signature Page Follows]

EXECUTED as of the date first above written.

PBF LOGISTICS LP
By PBF LOGISTICS GP LLC, its General Partner

By:	/s/ Matthew Lucey
Name:	Matthew Lucey
Title:	Executive Vice President